Exhibit 99.1


Universal Hospital Services, Inc. Announces Third Quarter Earnings; 21st Consecutive Quarter of Increasing Revenues; Completes
Recapitalization

    BLOOMINGTON, Minn.--(BUSINESS WIRE)--Nov. 3, 2003--Universal Hospital Services, Inc., ("UHS") today announced financial results for the third quarter ended September 30, 2003, and the completion of its previously announced recapitalization.
    Total revenues were $41.8 million for the third quarter of 2003 representing a $4.1 million or 11.0% increase from total revenues of $37.7 million for the same period of 2002. This represents the 21st consecutive quarter that we have had increased revenues over the same quarter in the prior year. For the first nine months of 2003, total revenues increased 10.5% over the same period in 2002. Penetration of existing customers and the increased focus on technical and professional services and medical equipment remarketing contributed to the overall growth in revenues.
    Medical equipment outsourcing revenues were $33.9 million for the third quarter of 2003, representing a $2.1 million or 6.5% increase from medical equipment outsourcing revenues of $31.8 million for the same period of 2002. For the first nine months of 2003, medical equipment outsourcing revenues were $103.9 million, representing a $6.8 million, or 7.0% increase from medical equipment outsourcing revenues of $97.1 million for the same period of 2002. Supplies, equipment and other sales grew to $4.1 million in the third quarter of 2003, representing a 36.8% increase from the prior year. For the first nine months of 2003, sales of supplies, equipment and other were $11.7 million, representing a 29.2% increase over the same period of 2002. Service revenues were $3.9 million for the third quarter of 2003, an increase of 34.3% from the same period in 2002. For the first nine months of 2003, service revenues increased 31.8% over the same period in 2002 (from $8.2 million to $10.7 million).
    President and CEO, Gary D. Blackford, commenting on the quarter said, "It was a challenging quarter financially for our hospital clients, and our results reflect the value and efficiencies we bring to these clients even in difficult times. We are especially pleased with our continuing progress in growing our less capital intensive Technical and Professional Services and Equipment Sales and Remarketing businesses."
    Net income for the third quarter was $1.0 million, representing a 9.8% or $0.1 million decrease from the net income of $1.1 million for the same period of 2002. Net income was $5.0 million for the first nine months of 2003, representing an 8.9% or $0.4 million increase from the net income of $4.6 million for the same period of 2002. The increase resulted from revenue growth combined with a reduction in interest expense and a higher gross margin on the sales of supplies and equipment.
    Net cash provided by operating activities grew by 13.6% to $29.2 million due to increased net income, depreciation and lower growth in working capital.
    Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first nine months was $47.9 million versus $45.3 million for the prior year, a $2.6 million or 5.8% increase.
    EBITDA is not intended to represent an alternative to operating income or cash flows from operating, financing or investing activities (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of performance, and is not representative of funds available for discretionary use due to the Company's financing obligations. EBITDA, as defined by the Company, may not be calculated consistently among other companies applying similar reporting measures. EBITDA is included herein because it is a widely accepted financial indicator used by certain investors and financial analysts to assess and compare companies and is an integral part of the Company's debt covenant calculations. Management believes that EBITDA provides an important perspective on the Company's ability to service its long-term obligations, the Company's ability to fund continuing growth, and the Company's ability to continue as a going concern.
    On October 17, 2003, we completed our previously announced recapitalization. The Company issued $260,000,000 10-1/8% senior notes due 2011 and entered into a new five-year revolving credit facility with a bank group led by General Electric Capital Corporation. The new credit facility replaced the company's previous bank facility and provides us with up to $100 million in available revolving borrowings. On October 17, 2003 and October 28, 2003, J.W. Childs Equity Partners III, L.P., JWC Fund III Co-invest LLC, Halifax Capital Partners, L.P., and certain members of management purchased an aggregate of approximately $56 million of newly issued stock of UHS at a purchase price of $12.00 per share. In connection with the recapitalization, UHS purchased or will redeem all of its outstanding 10-1/4% senior notes due 2008 and repurchased an aggregate of 5,830,487 shares of common stock and options to purchase an aggregate of 3,147,556 shares of common stock from stockholders and optionholders on October 28, 2003. In connection with these transactions, we estimate we will record a charge in the fourth quarter of 2003 totally approximately $28.8 million, including $13.5 million of cash stock compensation and $15.3 million on the early retirement of debt and related fees and expenses.
    "We had a stated goal at the beginning of the year to complete a capital event to ensure we would have the resources to aggressively grow our business for the long term. This recapitalization achieves that goal and positions us to focus on the long term growth of products and services that our customers need and demand. The positive reception we received in the marketplace is a testament to the leadership position we have built in this industry, and the attractive opportunities we have to expand on this position," said Blackford.
    UHS issued the new equity and new senior notes in transactions that were not registered under the Securities Act of 1933, as amended, or any state securities laws and those securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security.
    We will conduct a conference call regarding the Third Quarter 2003 results on Tuesday, November 4th at 10:00 AM CST. To participate, you may call (877) 284-1151 and indicate you would like to join in the UHS Third Quarter Results call with Gary Blackford as the leader. A taped replay of this call will be available from 2:00 PM CST on November 4th until 11:00 PM CST on November 10th. The "Encore Dial-in" number is:
(800) 642-1687 or (706) 645-9291, confirmation #2976627.
    This call is being webcast by CCBN and can be accessed at the Universal Hospital Services, Inc. web site at www.uhs.com. Click on "Press Releases" and then on "Third Quarter 2003 Results" to participate.
    The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

    About Universal Hospital Services, Inc.

    Based in Bloomington, Minnesota, Universal Hospital Services is a leading nationwide provider of medical technology outsourcing and services to more than 5,900 acute care hospitals and alternate site providers and major medical equipment manufacturers. Our services fall into three general categories: Medical Equipment Outsourcing, Technical and Professional Services, and Medical Equipment Sales and Remarketing. We provide a comprehensive range of support services, including equipment delivery, training, technical and educational support, inspection, maintenance and complete documentation. Universal Hospital Services currently operates through 68 district offices and 13 regional service centers, serving customers in all 50 states and the District of Columbia.

   Universal Hospital Services, Inc.
   3800 W. 80th Street, Suite 1250
   Bloomington, MN 55431-4442
   952-893-3200
   www.uhs.com

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: We believe statements in this release looking forward in time involve risks and uncertainties. The following factors, among others, could adversely effect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: the Company's history of net losses and substantial interest expense since its 1998 recapitalization; the Company's need for substantial cash to operate and expand its business as planned; the Company's substantial outstanding debt and debt service obligations; restrictions imposed by the terms of the Company's debt; the Company's ability to effect change in the manner in which healthcare providers traditionally procure medical equipment; the Company's relationships with certain key suppliers and any adverse developments concerning these suppliers; the absence of long-term commitments with customers; the Company's ability to renew contracts with group purchasing organizations; the write-off or acceleration of the amortization of goodwill; the Company's ability to acquire adequate insurance to cover claims; the fluctuation in our quarterly operating results; adverse regulatory developments affecting, among other things, the ability of our customers to obtain reimbursement of payments made to the Company; changes and trends in customer preferences, including increased purchasing of movable medical equipment; difficulties or delays in our continued expansion into certain markets and developments of new markets; additional credit risks in increasing business with home care providers and nursing homes; consolidations in the healthcare industry; unanticipated costs or difficulties or delays in implementing the components of our strategy and plan and possible adverse consequences relating to our ability to successfully integrate recent acquisitions; effect of and changes in economic conditions, including inflation and monetary conditions; actions by competitors; and the availability of and ability to retain qualified personnel. These and other risk factors are detailed in the Company's Securities and Exchange Commission filings.

                  UNIVERSAL HOSPITAL SERVICES, INC.
                            BALANCE SHEETS
    (dollars in thousands except share and per share information)

                                ASSETS
                                          September 30,  December 31,
                                              2003           2002
                                          -------------  -------------
                                           (unaudited)
Current assets:


   Accounts receivable, less allowance for
    doubtful accounts of $1,700 and $1,800
    at September 30, 2003 and December 31,
    2002, respectively                         $31,015        $29,807
   Inventories                                   3,438          2,983
   Deferred income taxes                         2,763          3,062
   Other current assets                          1,639          1,700
                                          -------------  -------------
      Total current assets                      38,855         37,552

Property and equipment, net:

   Movable medical equipment, net              116,922        118,409
   Property and office equipment, net            6,156          5,746
                                          -------------  -------------
      Total property and equipment, net        123,078        124,155

Intangible assets:

   Goodwill                                     36,472         35,608
   Other, primarily deferred financing
    costs, net                                   3,572          3,948
   Other intangibles, net                        1,218            873
                                          -------------  -------------
      Total assets                            $203,195       $202,136
                                          =============  =============

               LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current liabilities:

   Current portion of long-term debt              $308           $251
   Accounts payable                              8,612         11,078
   Accrued compensation and pension              7,023          7,060
   Accrued interest                              1,280          4,962
   Other accrued expenses                        2,359          1,697
   Book overdrafts                                 928          2,712
                                          -------------  -------------
      Total current liabilities                 20,510         27,760

Long-term debt, less current portion           202,924        200,555
Deferred compensation and pension                2,790          4,869
Deferred income taxes                            5,904          3,062

Series B, 13% Cumulative Accruing Pay-In-
 Kind Stock, $0.01 par value; 25,000
 shares authorized, 6,246 shares issued
 and outstanding at September 30, 2003
 and December 31, 2002, net of
 unamortized discount, including
 accrued stock dividends                        10,751          9,672

Common stock subject to put                     12,708         11,576

Commitments and contingencies

Shareholders' deficiency:

   Common stock, $0.01 par value;
   35,000,000 shares authorized,
   11,413,152 and 11,394,320 shares issued
   and outstanding at September 30, 2003
   and December 31, 2002, respectively             114            114
   Additional paid-in capital                    5,785          6,876
   Accumulated deficit                         (56,061)       (59,959)
   Deferred compensation                          (498)          (657)
   Accumulated other comprehensive loss         (1,732)        (1,732)
                                          -------------  -------------
      Total shareholders' deficiency           (52,392)       (55,358)
                                          -------------  -------------
      Total liabilities and shareholders'
       deficiency                             $203,195       $202,136
                                          =============  =============


   This statement does not reflect the impact of the October 2003 recapitalization





                  Universal Hospital Services, Inc.
                         Statements of Income
                        (dollars in thousands)


                             Three Months Ended    Nine Months Ended
                                 September 30,        September 30,
                             -------------------- --------------------
                                2003      2002       2003      2002
                             ----------- -------- ----------- --------
                                  (unaudited)          (unaudited)
Revenues:

   Medical equipment
    outsourcing                 $33,899  $31,823    $103,940  $97,123
   Sales of supplies and
    equipment and other           4,051    2,961      11,702    9,055
   Service                        3,895    2,899      10,743    8,151
                             ----------- -------- ----------- --------
         Total revenues          41,845   37,683     126,385  114,329

Costs of medical equipment
 outsourcing, sales and
 service:

   Cost of medical
    equipment outsourcing
    and service                  13,227   11,287      37,989   33,191
   Movable medical
    equipment depreciation        8,121    7,349      23,921   21,585
   Cost of supplies and
    equipment sales               2,737    2,065       7,950    6,385
                             ----------- -------- ----------- --------
         Total costs of
          equipment
          outsourcing and
          sales                  24,085   20,701      69,860   61,161
                             ----------- -------- ----------- --------

         Gross profit            17,760   16,982      56,525   53,168

Selling, general and
 administrative                  11,671   10,555      35,178   31,935
                             ----------- -------- ----------- --------

         Operating income         6,089    6,427      21,347   21,233

Interest expense                  4,354    4,456      13,034   13,579
                             ----------- -------- ----------- --------

Income before income taxes        1,735    1,971       8,313    7,654

Provision for income taxes          705      830       3,336    3,082
                             ----------- -------- ----------- --------

Net income                       $1,030   $1,141      $4,977   $4,572
                             =========== ======== =========== ========


Additional information
   Movable medical equipment
    (approximate number of
    units at end of period)                          143,000  128,000
   Offices (at end of
    period)                                               68       65
   Number of hospital
    customers (at end of
    period)                                            2,850    2,720
   Number of total
    customers (at end of
    period)                                            5,925    5,770


   This statement does not reflect the impact of the October 2003 recapitalization






                     Percent of Total Revenues       Percent Increase
                                                       (Decrease)

                                                               Nine
                                                              Months
                    Three Months    Nine Months      Qtr 3     2003
                        Ended          Ended         2003    Over Nine
                    September 30,   September 30,   Over Qtr  Months
                      2003   2002    2003   2002     3 2002    2002
                   --------------- --------------  --------- ---------

Revenues:

  Medical equipment
   outsourcing        81.0%  84.4%   82.2%  85.0%       6.5%      7.0%
  Sales of supplies
   and equipment
   and other           9.7%   7.9%    9.3%   7.9%      36.8%     29.2%
  Services             9.3%   7.7%    8.5%   7.1%      34.3%     31.8%
                   -------- ------ ------- ------
    Total revenues   100.0% 100.0%  100.0% 100.0%      11.0%     10.5%

Costs of medical
 equipment
 outsourcing,
 sales and service:

  Cost of medical
   equipment
   outsourcing and
   service            31.6%  30.0%   30.1%  29.0%      17.2%     14.5%
  Movable medical
   equipment
   depreciation       19.4%  19.5%   18.9%  18.9%      10.5%     10.8%
  Cost of supplies
   and equipment
   sales               6.6%   5.4%    6.3%   5.6%      32.5%     24.5%
                   -------- ------ ------- ------
    Total costs of
     medical
     equipment
     outsourcing,
     sales and
     service          57.6%  54.9%   55.3%  53.5%      16.3%     14.2%
                   -------- ------ ------- ------

    Gross profit      42.4%  45.1%   44.7%  46.5%       4.6%      6.3%

Selling, general
 and administrative   27.8%  28.0%   27.8%  27.9%      10.6%     10.2%
                   -------- ------ ------- ------

    Operating
     income           14.6%  17.1%   16.9%  18.6%     (5.3%)      0.5%

Interest expense      10.4%  11.9%   10.3%  11.9%     (2.3%)    (4.0%)
                   -------- ------ ------- ------

Income before
 income taxes          4.2%   5.2%    6.6%   6.7%    (12.0%)      8.6%

Provision for
 income taxes          1.7%   2.2%    2.6%   2.7%    (15.1%)      8.2%
                   -------- ------ ------- ------

Net income             2.5%   3.0%    4.0%   4.0%     (9.8%)      8.9%
                   ======== ====== ======= ======


   This statement does not reflect the impact of the October 2003 recapitalization






                  Universal Hospital Services, Inc.
                       Statements of Cash Flows
                        (dollars in thousands)



                                                   Nine Months Ended
                                                      September 30,
                                                  --------------------
                                                     2003      2002
Cash flows from operating activities:             (unaudited)
   Net income                                         $4,977   $4,572
   Adjustments to reconcile net income to net
   cash provided by operating activities:
        Depreciation                                  25,558   23,132
        Amortization of intangibles                    1,038      942
        Accretion of bond discount                       397      397
        Provision for doubtful accounts                  528      551
        Non-cash stock-based compensation expense        160      240
        Loss on sales/disposal of equipment              412      472
        Deferred income taxes                          3,141    3,072
        Changes in operating assets and
         liabilities, net of impact of
         acquisition:
             Accounts receivable                      (1,697)    (305)
             Inventories and other operating
              assets                                    (425)  (1,400)
             Accounts payable and accrued expenses    (4,873)  (5,946)
                                                  ----------- --------
        Net cash provided by operating activities     29,216   25,727
                                                  ----------- --------

Cash flows from investing activities:
   Movable medical equipment purchases               (26,710) (25,489)
   Property and office equipment purchases            (2,025)  (1,634)
   Proceeds from disposition of movable medical
    equipment                                          1,465      744
   Other                                              (1,905)    (375)
                                                  ----------- --------
        Net cash used in investing activities        (29,175) (26,754)
                                                  ----------- --------

Cash flows from financing activities:
   Proceeds under loan agreements                     50,950   47,225
   Payments under loan agreements                    (49,244) (46,623)
   Repurchase of common stock                              -      (11)
   Payment of deferred financing cost                     (5)       -
   Proceeds from issuance of common stock, net of
    offering costs                                        42      587
   Change in book overdraft                           (1,784)    (151)
                                                  ----------- --------
        Net cash provided by financing activities        (41)   1,027
                                                  ----------- --------

Net change in cash and cash equivalents                 $---     $---
                                                  =========== ========

Supplemental cash flow information:
        Interest paid                                $16,319  $16,608
                                                  =========== ========
        Income taxes paid                               $192      $75
                                                  =========== ========
        Movable medical equipment purchases in
         accounts payable                             $3,270   $5,751
                                                  =========== ========
        Movable medical equipment additions          $24,303  $25,298
                                                  =========== ========

Additional information

        Net cash provided by operating activities    $29,216  $25,727
        Changes in operating assets and
         liabilities                                   6,995    7,651
        Other non-cash expenses                       (1,497)  (1,660)
        Current income taxes                             195       10
        Interest expense                              13,034   13,579
                                                  ----------- --------

        EBITDA                                       $47,943  $45,307
                                                  =========== ========


 This statement does not reflect the impact of the October
                    2003 Recapitalization

    CONTACT: Universal Hospital Services, Inc., Bloomington
             Bethany A. Oliver, 952-893-3288